As filed with the Securities and Exchange Commission on September 26, 2000
                      Registration Statement No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933


                          PLANETGOOD TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Nevada                                        35-2090110
(State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                     Identification Number)

                              7202 East 87th Street
                           Indianapolis, Indiana 46256
                    (Address of Principal Executive Offices)

           JAKE CANCELI CONSULTING AGREEMENT, DATED SEPTEMBER 11, 2000
                            (Full Title of the Plan)


        Mark W. Smith                                Copy to:
President and Chief Executive Officer           John R. Zerkle
     7202 East 87th Street                 Leagre Chandler & Millard LLP
          Suite 109                    135 North Pennsylvania Street, Suite 1400
   Indianapolis, Indiana 46256                 Indianapolis, Indiana 46204
         (317) 806-3000                          (317) 808-3000
 (Name, address and telephone number,
including area code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed Maximum        Proposed Maximum
Title of Securities to be Registered       Amount to be         Offering Price Per      Aggregate Offering        Amount of
                                          Registered (1)              Share                   Price           Registration Fee
-------------------------------------- ---------------------- ----------------------- ----------------------- ------------------
Common Stock, $0.001 par value                350,000                $1.78125              $623,437.50             $164.59
====================================== ====================== ======================= ======================= ==================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c), based on the average of the bid and asked prices for the Registrant's Common Stock on September 21, 2000, as quoted on the NASD Over-The-Counter Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Information required by Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the consulting agreement that is covered by this Registration Statement are available without charge by contacting Ted P. O'Brien, Secretary, at (317) 806-3000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents of PlanetGood Technologies, Inc. (the "Registrant") filed with the Securities and Exchange Commission (the
"Commission")  are  hereby   incorporated  by  reference  in  this  Registration
Statement:

         (a)(1) Annual Report on Form 10-KSB of the Registrant filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Registrant's fiscal year ended December 31, 1999.

         (b)(1) Quarterly Report on Form 10-QSB for the Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended March 31, 2000.

         (b)(2) Quarterly Report on Form 10-QSB for the Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended June 30, 2000.

         (c)(1) The description of the Common Stock of the Registrant contained under Item 11, "Description of Securities," in the Registrant's Registration Statement on Form 10-SB filed with the Commission on January 11, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Nevada Revised Statute Section 78.037 states that a Nevada corporation's articles of incorporation may include provisions to the effect that officers and directors of a corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability for: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) distributions as provided in Nevada Revised Statute Section 78.300. The Registrant's Articles of Incorporation include a provision for directors of the type permitted by Nevada Revised Statute Section 78.037.

         The Registrant's Bylaws provide that it shall indemnify its officers and directors, and its former officers and directors, against all expenses (including attorney's fees), claims, judgments, liabilities, and amounts paid in settlement arising out of his or her services on behalf of the Registrant subject to the qualifications contained in Nevada law, except that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. Nevada law also provides that a corporation cannot indemnify its officers, directors, employees and agents when it asserts a direct claim against them and a court of competent jurisdiction finds that they are liable to the corporation except as allowed by a court of competent jurisdiction.

         Nevada law generally provides that a corporation shall have such power to indemnify officers, directors, employees and agents to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Nevada law also generally provides in the event an officer, director, employee or agent shall be judged liable, enter into a settlement, or any other resolution of the claim, except when a claim is brought by the corporation, such indemnification shall apply if approved by the court in which the action was brought, or by a majority vote of the board of directors (excluding any directors who were party to such action), or by independent legal counsel in a written opinion, or by a majority vote of shareholders. Nevada law also generally provides that in the event an officer, director, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding, the corporation shall indemnify him or her against expenses including attorneys' fees.

     Nevada law also permits a corporation to purchase and maintain insurance on behalf of the corporation's directors and officers. The Registrant had not purchased such insurance as of the date of this filing.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith:

Exhibit    Description
  No.

3.1 Amended Articles of Incorporation of Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-SB, filed on November 24, 1999 (the "Form 10-SB"), and Exhibit 3.1 to the Registrant's Form 10-QSB for the quarter ended June 30, 2000.

3.2 By-laws of Registrant, incorporated by reference to Exhibit 3.2 to the Form 10-SB.

5 Opinion of Leagre Chandler & Millard LLP, regarding legality of securities being offered, including consent.

10 Consulting Agreement, dated September 11, 2000, between the Registrant and Jake Canceli.

23   Consent of Katz, Sapper & Miller, LLP.

24   Power of Attorney (included on page II-6).



Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by Section 10
                           (a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on this 26th day of September, 2000.

                           PLANETGOOD TECHNOLOGIES, INC.


                           By:/s/ Mark W. Smith
                              Mark W. Smith
                              President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

         Each person whose signature appears below constitutes and appoints Mark
W. Smith and Gregory P. Urbanski, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.



              Date                              Signature and Title


Date:  September 26, 2000          /s/ Mark W. Smith
                                   Mark W. Smith, President, Chief Executive
                                   Officer(Principal Executive Officer) and
                                   a Director


Date:  September 26, 2000          /s/ Ted P. O'Brien
                                   Ted P. O'Brien, Vice President, Secretary
                                   and a Director


Date:  September 26, 2000          /s/ Gregory P. Urbanski
                                   Gregory P. Urbanski, Chief Financial Officer,
                                   Treasurer(Principal Accounting Officer and
                                   Principal Financial Officer) and a Director